Exhibit 10.17


                              CONSULTING AGREEMENT


     THIS AGREEMENT is made and entered into as of the 2nd day of December, by and between MR. JOE GORDON, hereafter called "Consultant", and PEDIATRIC PROSTHETICS INC., a corporation based in the State of Texas, hereafter called "Company"

     WHEREAS, the COMPANY desires to engage Consultant as an independent contractor to provide financial consulting efforts on behalf of the Company, and; WHEREAS, CONSULTANT is willing and able to provide such services.

     NOW THEREFORE, for and in consideration of the mutual promises and obligations Contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

1.   Consultant Duties. Consultant shall provide financial counseling and advice
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     for  a  period  of  one  year  from  this  date.

2.   Independent  Contractor.  In  the performance of the duties and obligations
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     imposed  under  this  Agreement,  it  is  mutually  understood  and  agreed that Consultant is at all times acting and performing as an independent contractor. It is agreed by the parties hereto that no work, act, commission or omission of Consultant shall be construed to make or render Consultant the agent or servant of the Company. Consultant shall pay all applicable payroll and income , taxes, benefits and workers' compensation in connection with the Services rendered.

     Consultant warrants that this Agreement and the duties and responsibilities attendant thereto are not in violation of any agreements made with any other entity with which he is affiliated. Consultant will defend and hold Company harmless from all costs, expenses, damages, attorneys fees or other costs that may be incurred by the Company as a result of any suit, arbitration or other proceeding to which Company is made a party due to allegations of this Agreement violates other agreements to which Consultant is a party.

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3.   Compensation.
     ------------
     Consultant shall be compensated with 1 million Restricted shares of the common stock of the Company.

4.   Term.
     -----
     The term of the Agreement shall commence on the date first written above, and shall continue for one year from said date.

5.   Notices.  Whenever  under  the  terms  of  this Agreement written notice is
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     required  or  permitted  to  be  given  by  any  party  to any other party, such notice shall be deemed to have been sufficiently given by if personally delivered, delivered by overnight courier service such as Federal Express, or deposited in the United States Mail, in a properly stamped envelope, certified or registered mail, return-receipt-requested, addressed to the party to whom it is to be given, at the address hereinafter set forth. Any party hereto may change its respective address by written notice in accordance with this section.

                 Consultant:       Joe Gordon
                                   9558 Cherry Blossom Terrace
                                   Boynton Beach, FL 33437



                 Company:          Pediatric Prosthetics, Inc.
                                   12926 Willowchase Dr.
                                   Houston, TX  77070


6.   Entire  Agreement  Amendment:  This  Agreement contains the sole and entire
     ----------------------------
     agreement between the parties with respect to Consultant's undertaking to provide consulting services to the Company

10.  Assignment. Consultant shall have no right to assign this Agreement nor any
     ----------
     of the rights or obligations inuring to or imposed upon her herein, and any attempted or purported assignment shall be null and void and of no effect.

11.  Governing Law.   This  Agreement  shall be  governed by the laws of the the
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     State of (Texas)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.


                                 By:
                                    -----------------------
                                    Joe Gordon, Consultant



                                    ------------------------------------------
                                    Kenneth. W. Bean
                                    VP Operations, PEDIATRIC PROSTHETICS, INC.

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